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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
World Air Holdings, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-115814, No. 333-33704, No. 333-33706 and No. 333-14457) on Form S-8 and
registration statements (No. 333-35054, No. 333-46406, No. 333-113135 and No.
333-114277) on Form S-3 of World Air Holdings, Inc. of our report dated February 16, 2005, except as to Note 5, which is as of March 22, 2005, relating to the consolidated balance sheets of World Air Holdings, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' equity (deficiency), and cash flows for each of the years in the three-year period ended December 31, 2004, which report appears in the December 31, 2004 annual report on Form 10-K of World Air Holdings, Inc.

KPMG LLP

Atlanta, Georgia
March 31, 2005